UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Applied Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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To:	All Employees
From:	Mike Splinter
Subject:	2009 Proxy
Date:	January 27, 2009

In conjunction with our March 10, 2009 Annual Meeting of Stockholders, Applied’s Annual Report and Form 10-K for fiscal year 2008 and 2009 Proxy Statement are now available to you electronically. You may view and/or print these documents by visiting the Company’s Web site.

Please carefully read the 2009 Proxy Statement. This year we are asking our stockholders to elect 11 directors, approve amendments to Applied’s Certificate of Incorporation that eliminate all supermajority voting provisions contained in the Certificate, and ratify the appointment of KPMG LLP as Applied’s independent registered public accounting firm for fiscal year 2009.

You will receive instructions by e-mail in the next few days on how to vote for each account in which you hold shares if you own Applied stock:

•	through the Applied Materials Employee Savings and Retirement Plan (the 401(k) plan);

•	purchased through the ESPP and held with UBS Financial Services; or

•	as a registered holder.

This year, for the first time, we are pleased to furnish proxy materials to our stockholders primarily over the Internet in accordance with rules adopted by the Securities and Exchange Commission. Previously, electronic distribution was made available only to our employee stockholders and those stockholders who had specifically consented to receive materials electronically. These rules allow us to provide our stockholders expedited and convenient access to the information they need, while helping to conserve natural resources and lower the costs of printing and delivering proxy materials.

You will receive a card in the mail containing instructions on how to access our proxy materials electronically and how to vote if you own Applied stock:

•	in a brokerage account other than through the 401(k) plan or in a Company-sponsored account with UBS Financial Services; or

•	as a registered holder, and have not consented to receive the proxy materials electronically.

Please note that if you vote over the Internet, there may be nominal costs associated with electronic access, such as usage charges from telephone companies and Internet access providers.

If you prefer to receive hard copies of the Annual Report and Form 10-K for fiscal year 2008, or the 2009 Proxy Statement, please contact Noe Gil Ochoa in Investor Relations in Santa Clara at ext. 32714.

Electronic Proxy Q&A